SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2004

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 9, 2004, our board of directors approved an amendment and restatement of the Change of Control and Noncompetition Agreements between AMB Property, L.P., our subsidiary of which we are general partner, and our executive officers.

     The amendment and restatement of our Change of Control and Noncompetition Agreements, amends the former agreements, among other things, (a) to increase coverage periods of health and insurance benefits provided pursuant to the agreements upon certain terminations following a change of control event, (b) to provide gross-up payments of excise taxes with respect to certain severance payments made to our executive officers following a change of control event and (c) to provide for accelerated vesting of our executive officers’ options, restricted stock and other awards based upon our equity securities upon a change of control event.

     The form of Amended and Restated Change of Control and Noncompetition Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Amended and Restated Change of Control and Noncompetition Agreement by and between AMB Property, L.P. and executive officers

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

By:	/s/ Tamra Browne Tamra Browne Senior Vice President, General Counsel and Secretary

Date:  December 15, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amended and Restated Change of Control and Noncompetition Agreement by and between AMB Property, L.P. and executive officers